UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported): January 31, 2013

     AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

  (917) 804-3584

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

Major Customer Matters

AgFeed USA, LLC (formerly known as M2 P2, LLC), a wholly owned subsidiary of AgFeed Industries, Inc. (the “Company”), and certain of AgFeed USA’s subsidiaries (collectively, “AgFeed USA”) sell hogs to Hormel Foods Corporation and its subsidiaries (collectively, “Hormel”) under long-term supply agreements (the “Supply Agreements”). Sales of hogs to Hormel under the Supply Agreements account for substantially all of AgFeed USA’s revenues and a majority of the Company’s revenues. On January 9, 2013, AgFeed USA received an adverse decision in arbitration, requiring it to make a net payment of $7.9 million to Hormel. In addition, the arbitrator may decide that AgFeed USA is liable for interest and/or a portion of Hormel’s legal fees. Further, Hormel is initiating a new arbitration proceeding seeking changes to the standard prices used in computing quarterly adjustment payments under the Supply Agreements as well as unspecified monetary damages on other grounds that have not yet been specifically asserted. AgFeed USA intends to defend itself vigorously in the new arbitration proceeding.

The Company preliminarily believes that the liabilities and related expense amounts arising from the January 9 arbitration award will be recognized in the Company’s fourth quarter 2012 consolidated financial statements. The $7.9 million payment obligation has been satisfied in full by a set-off against amounts that were otherwise payable by Hormel to AgFeed USA in January, 2013, and the Supply Agreements remain in full force and effect.

A major portion of the arbitration award to Hormel, as well as some of the new claims made by Hormel in January, 2013, are attributable to accounting practices that M2 P2, LLC had used under the Supply Agreements for many years before the Company purchased M2 P2, LLC. The Company believes that it is entitled to indemnity against that portion of the award, those claims, and a portion of the costs of arbitration, from AF Sellco, LLC under the terms of the agreement by which the Company purchased M2 P2, LLC from AF Sellco, LLC. On November 29, 2012 and January 16, 2013, the Company delivered to AF Sellco, LLC demands for such indemnity, and the Company plans to vigorously pursue those claims.

The Company, AgFeed USA and Hormel are currently negotiating amendments to the Supply Agreements that would provide for a modified commercial relationship on mutually acceptable terms or an orderly wind down of the Supply Agreements. However, there can be no assurance that the Company, AgFeed and Hormel will be able to agree to amendments to the Supply Agreements that are acceptable to the Company and AgFeed USA, Hormel and Farm Credit. The Company believes that if the Supply Agreements are wound down, AgFeed USA will be able to find alternative customers for AgFeed USA’s supply of pigs. The Company believes that AgFeed USA’s network of sow farms (farrow to wean) and 240 contract finishers is a valuable asset in ensuring the consistent supply of high quality hogs to Hormel and to potentially other packers.

Farm Credit Forbearance Agreement and Amendment

As a result of the January 9, 2013 arbitration decision and resulting liabilities, the Company concluded that AgFeed USA, LLC, certain subsidiaries of AgFeed USA, LLC (collectively with AgFeed USA, LLC, the “Borrowers”) were in violation of several financial covenants in the Credit Agreement, dated June 6, 2006, among the Borrowers, Farm Credit Services of America, FLCA (“FCS FLCA”) and Farm Credit Services of America, PCA (together with FCS FLCA, “Farm Credit”), as previously amended from time to time (the “Credit Agreement”). Under the Credit Agreement, the Borrowers had 30 days in which to cure such violations, at which time Farm Credit could have notified the Borrowers that the violations constitute an Event of Default under the Credit Agreement, and declare that the loans and other amounts owed under the Credit Agreement immediately due and payable. However, as previously disclosed, the Credit Agreement was scheduled to mature and become due and payable (and did so mature and become payable) on February 1, 2013, so the violations did not result in an acceleration of the loans and other amounts. The Company did not repay the amounts due under the Credit Agreement on February 1, 2013.

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On January 31, 2013, the Borrowers and Farm Credit entered into a Forbearance Agreement (the “Forbearance Agreement”) and a 19th Amendment to Credit Agreement (the “Amendment”), in each case with respect to the Credit Agreement,. In the Forbearance Agreement, Farm Credit agreed that it will take no action to enforce its default remedies under the Credit Agreement and related security and other agreements until the earlier of (1) violation of the Forbearance Agreement or further breach of the Credit Agreement and related security and other agreements (the “Credit Documents”) or (2) March 1, 2013 (such earlier date, the “Expiration Date”). The Amendment provides, among other things, for the addition of AgFeed USA, LLC’s subsidiary Midwest Finishing, LLC as a borrower and obligor under the Credit Agreement, with its assets secured by the lien under the Credit Documents. The Company is working closely with Farm Credit in reviewing its financing options and has entered into discussions with Hormel as discussed above regarding possible amendments to the Supply Agreements.

The foregoing descriptions of the Forbearance Agreement and the Amendment are summaries only and are qualified in their entirety by the copies of the Forbearance Agreement and the Amendment filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The Company expects to report consolidated revenues in excess of $360 million for the year ended December 31, 2012, compared to approximately $360 million for the year ended December 31, 2011. The Company is not prepared to announce preliminary earnings amounts for the year ended December 31, 2012, except that the Company expects to report a net loss. The net loss will additionally be adversely affected by the charges incurred as a result of the Hormel arbitration decision discussed in Item 1.01. That arbitration decision and related issues, along with the decision to dispose of selected legacy hog farms in China, may also result in additional non-cash charges.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company is announcing that, as a result of the process of restating its financial statements, on February 1, 2013, the Audit Committee of the Board of Directors of the Company concluded that the Company’s audited financial statements for the year ended December 31, 2007 and its unaudited quarterly data for all quarters in 2007 should no longer be relied upon, and the Company will be restating its financial statements for these periods.

As reported in the Company’s Current Reports on Form 8-K filed on March 31, November 10 and December 19, 2011 and January 31, 2012, the Company previously concluded that the Company’s unaudited financial statements for the quarters ended March 31 and June 30, 2011, as well as its audited financial statements for the years ended December 31, 2010, 2009 and 2008 and its unaudited quarterly data for all quarters in those fiscal years, should no longer be relied upon, and the Company is in the process of restating its financial statements for each of those periods. Management has discussed these matters with the Company’s independent registered public accounting firm for each of these periods.

The Company intends to publicly disclose unaudited financial information as of and for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 (restated where applicable) on or about March 31, 2013.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, the Company entered into Key Executive Change in Control Agreements with each of Gerard R. Daignault, the Company’s Interim Chief Financial Officer, and Edward Pazdro, the Company’s Chief Accounting Officer. The agreements with Messrs. Daignault and Pazdro do not affect the executives’ employment with the Company until there is a “change in control” of the Company (as defined in the agreements). The agreements provide for the continued employment of the executives for a period of one year following a change in control of the Company generally with the same duties, responsibilities, compensation and benefits that existed prior to the change in control. The agreements also provide that, if the executives are employed at the time of a change in control of the Company, any stock options that are not then vested will fully and immediately vest upon the change in control.

Each agreement also provides that the executive will be entitled to severance benefits if within one year after a change in control of the Company: (1) the executive is terminated other than for “cause” or (2) the executive terminates his employment with “good reason,” in each case as such terms are defined in the agreement. The severance benefit under the terms of the agreement in such event is a cash payment equal to the executive’s annual base salary at the time of the change in control of the Company or, if higher, at the time of the termination of employment, plus any accrued but unpaid benefits. Payment of severance is contingent on the executive’s delivery of a full release of claims to the Company. The agreements also require that, if the executive receives a severance benefit, he must comply with noncompetition and confidentiality provisions. If, after a change in control of the Company, the executive’s employment is terminated for cause, or as a consequence of his death or disability, then the Company’s obligations under the agreement are not triggered with respect to future benefits.

The agreements do not include tax gross-up provisions. To address Internal Revenue Code Sections 280G and 4999 non-deductibility and excise taxes on “excess parachute payments,” the agreements include a “best of” provision pursuant to which, if the amounts payable under the agreement and any other of the Company’s plans or agreements with the executive would constitute an excess parachute payment and result in an excise tax being imposed on the executive under Internal Revenue Code Section 4999, then the executive will receive either the full amount of such payments or a lesser amount such that no portion of the payments will be subject to the excise tax, whichever would result in the greater after-tax benefit to the executive.

A copy of the form of Key Executive Change in Control Agreement between the Company and Messrs. Daignault and Pazdro is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

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SAFE HARBOR DISCLOSURE NOTICE

The information provided in this report contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this report include, but are not limited to: difficulties in negotiating extended or new borrowing facilities for AgFeed USA with Farm Credit or other lenders; developments in the Company’s and AgFeed USA’s relationship with Hormel, including difficulties in negotiating the amendment of the Supply Agreements with Hormel and in the arbitration proceedings; difficulties finding new customers willing and able to take all or a significant portion of AgFeed USA’s supply of pigs; the completion of the Company’s financial closing procedures for the 2012 fiscal year; the risk that additional information may arise from the preparation and audit of the Company’s 2010 restated consolidated financial statements and the Company’s consolidated financial statements for the 2011 and 2012 fiscal years; litigation and proceedings, including the pending securities class action litigation and U.S. Securities and Exchange Commission investigation related to the matters investigated by the Special Committee and the restatement of the Company’s consolidated financial statements, and potential liability for a substantial damage award and indemnification obligations; conditions in credit markets; the risk that the Company’s internal control over financial reporting may have weaknesses of which the Company is not currently aware or which have not been detected; and the implementation of remedial measures addressing any material weaknesses. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not intend, and disclaims any obligation, to update any forward-looking information contained in this report or with respect to the information disclosed herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Forbearance Agreement, dated January 31, 2013, among AgFeed USA, LLC, certain subsidiaries of AgFeed USA LLC, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA

(10.2)	19th Amendment to Credit Agreement, dated January 31, 2013, among AgFeed USA, LLC, certain subsidiaries of AgFeed USA LLC, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA

(10.3)	Form of Key Executive Change in Control Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: February 4, 2013

By: /s/ K. Ivan F. Gothner

K. Ivan F. Gothner

Chief Executive Officer

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AGFEED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(10.1)	Forbearance Agreement, dated January 31, 2013, among AgFeed USA, LLC, certain subsidiaries of AgFeed USA LLC, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA

(10.2)	19th Amendment to Credit Agreement, dated January 31, 2013, among AgFeed USA, LLC, certain subsidiaries of AgFeed USA LLC, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA

(10.3)	Form of Key Executive Change in Control Agreement

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